EXHIBIT 10.15

SIXTH AMENDMENT

TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”), dated as of August 12, 2009, is entered into by and among: (A) MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), and SCIOTO DOWNS, INC., an Ohio corporation (“SDI” and together with MTRI, MPI, and PIDI, each, a “Borrower” and collectively, the “Borrowers”); (B) Lenders constituting the Requisite Lenders; and (C) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders under the Credit Agreement, the Swingline Lender and the L/C Issuer (in such capacity, the “Agent Bank”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement defined below.

RECITALS

A.                                    Borrowers, the Agent Bank and the Lenders have previously entered into that certain Fifth Amended and Restated Credit Agreement, dated as of September 22, 2006, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated as of June 19, 2007, as further amended by that certain Limited Waiver and Second Amendment to Fifth Amended and Restated Credit Agreement dated as of March 31, 2008, as further amended by that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated as of May 9, 2008, as further amended by that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement dated as of December 19, 2008 and as further amended by that certain Limited Consent and Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of July 15, 2009 (the “Fifth Amendment”) (collectively, the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Sixth Amendment, the “Credit Agreement”), by and among Borrowers, the Lenders, and Wells Fargo Bank, National Association, as Agent Bank, L/C Issuer and Swingline Lender.

B.                                    Borrowers have requested certain amendments to the Existing Credit Agreement as set forth below.

C.                                    The Agent Bank and the Lenders constituting the Requisite Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Sixth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree, except as otherwise set forth herein, as of the Sixth Amendment Effective Date (as defined in Section 2 below) as follows:

SECTION 1.                         Amendments.  On the terms and subject to the conditions of this Sixth Amendment (including the satisfaction of the conditions precedent set forth in Section 2 below), the Existing Credit Agreement is hereby amended as follows:

(a)                                 Definition of “Eligible Assignee”.  As of the Sixth Amendment Effective Date, the definition of “Eligible Assignee” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of Fifty Million Dollars ($50,000,000.00) or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment, (d) a financial institution which is an accredited investor as defined by the Securities Act of 1934, as amended, and is otherwise exempt from withholding tax on interest at the time of any assignment, (e) any other financial institution that meets the requirements set forth in subclauses (c)(i) or (c)(ii) above that (i) has a net worth of Fifty Million Dollars ($50,000,000.00) or more, (ii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Credit Agreement, and (iii) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, (f) any other financial institution deemed acceptable as a Lender by Borrowers and Agent Bank as evidenced by a duly executed Assignment and Assumption Agreement, and (g) each of the Purchasers of Obligations pursuant to Section 5.6 of the Second Lien Intercreditor Agreement; provided, however in the case of each entity described in (a) through (f) above, no finding of unsuitability has been made or determined by any Gaming Authority of any State of the United States of America.

(b)           Definition of “Purchasers”.  As of the Sixth Amendment Effective Date, the definition of “Purchasers” is hereby added to Section 1.01 of the Existing Credit Agreement as follows:

“Purchasers” shall have the meaning given in the Second Lien Intercreditor Agreement.

(c)                                  Section 9.09(a)/Successor Agent Bank.  As of the Sixth Amendment Effective Date, Section 9.09(a) of the Existing Credit Agreement is hereby amended by deleting “Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c)” and substituting the following in lieu thereof:

“Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c); provided that, if one or more Purchasers exercise the purchase right provided for in Section 5.6 of the Second Lien

Intercreditor Agreement, resignation by the Agent Bank shall be effective upon the earlier of (i) the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c) and (ii) 30 days after the date on which written notice of such resignation by the Agent Bank shall have been given to the Purchasers; provided, however, that, notwithstanding the foregoing, (x) the resigning Agent Bank shall on or prior to the effective date of such resignation, deliver all Collateral in its possession to the Second Lien Collateral Agent (as defined in the Second Lien Intercreditor Agreement), and (y) the resigning Agent Bank and the Borrowers shall, following the effective date of such resignation, furnish promptly, at the Borrowers’ expense, additional releases, amendment or termination statements, assignments and such other documents, instruments and agreements as are customary and may be reasonably requested by the successor Agent Bank or the Purchasers from time to time in order to effect the matters covered hereby.”

(d)                                 Section 10.10/Assignments.  As of the Sixth Amendment Effective Date, Section 10.10 of the Existing Credit Agreement is hereby amended by adding a new clause (e) as follows:

“(e)                            If one or more Purchasers exercise the purchase right provided for in Section 5.6 of the Second Lien Intercreditor Agreement, each Lender shall assign its Loans and such Obligations owing to it as more fully described in Section 5.6 of the Second Lien Intercreditor Agreement to such Purchasers in accordance with such Section. Each such assignment shall be evidenced by an assignment agreement substantially in the form of Exhibit C to the Second Lien Intercreditor Agreement (or such other documentation reasonably acceptable to the Agent Bank, the selling Lenders and the Purchasers).  Upon any such assignment, such Purchasers shall become Lenders for all purposes under this Agreement and each of the Loan Documents and the assigning Lenders shall be released from all further obligations hereunder and the other Loan Documents.”

(e)                                  Replacement Exhibit/Assignment and Assumption Agreement.  As of the Sixth Amendment Effective Date, the Exhibit H of the Existing Credit Agreement is hereby amended and restated in its entirety with Exhibit H attached hereto.

SECTION 2.                         Conditions Precedent to the Effectiveness of this Sixth Amendment.  The amendments contained in Section 1 above are conditioned upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Sixth Amendment Effective Date”):

(a)                                 Due execution and delivery by Borrowers and Lenders constituting the Requisite Lenders of this Sixth Amendment;

(b)                                 The representations and warranties in this Sixth Amendment shall be true and correct as of the Sixth Amendment Effective Date;

(c)                                  The Fifth Amendment Effective Date (as defined in the Fifth Amendment) shall have occurred on or prior to the Sixth Amendment Effective Date; and

(d)                                 The Borrowers shall have paid all fees and expenses payable to the Agent Bank and the Lenders to be paid on or prior to the Sixth Amendment Effective Date.

SECTION 3.        Representations and Warranties.  In order to induce the Agent Bank and the Lenders constituting the Requisite Lenders to enter into this Sixth Amendment and to amend the Existing Credit Agreement in the manner provided in this Sixth Amendment, Borrowers represent and warrant to the Agent Bank and each Bank as follows:

(a)                                 Power and Authority.  Borrowers have all requisite corporate power and authority to enter into this Sixth Amendment and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement.

(b)                                 Authorization of Agreements.  The execution and delivery of this Sixth Amendment by Borrowers and the performance of the Credit Agreement by Borrowers has been duly authorized by all necessary action, and this Sixth Amendment has been duly executed and delivered by Borrowers.

(c)                                  Enforceability.  This Sixth Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, other similar laws affecting the enforcement of creditors’ rights in general or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 No Conflict.  The execution and delivery by Borrowers of this Sixth Amendment and the performance by Borrowers of each of this Sixth Amendment and the Credit Agreement do not and will not (i) violate any law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which any Borrower is bound or (iii) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets.

(e)                                  Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrowers of this Sixth Amendment.

SECTION 4.                         Miscellaneous.

(a)                                 Reference to and Effect Upon the Existing Credit Agreement and other Loan Documents.

(i)                                     Except as specifically amended by this Sixth Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.  Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect.

(ii)                                  Each reference in the Existing Credit Agreement to “this Credit Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Existing Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

(iii)                               The execution and delivery of this Sixth Amendment and performance of the Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent Bank or the Lenders under the Existing Credit Agreement or any of the other Loan Documents.

(iv)                              If there is any conflict between the terms and provisions of this Sixth Amendment and the terms and provisions of the Existing Credit Agreement or any other Loan Document, the terms and provisions of this Sixth Amendment shall govern.

(b)                                 Expenses.  Borrowers acknowledge that all costs and expenses of the Agent Bank incurred in connection with this Sixth Amendment and the related Loan Documents will be paid in accordance with Section 10.20 of the Credit Agreement.

(c)                                  Headings.  Section and subsection headings in this Sixth Amendment are included for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose or be given any substantive effect.

(d)                                 Counterparts.  This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Transmission by telecopier or electronic mail of an executed counterpart of this Sixth Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)                                  Governing Law.  This Sixth Amendment shall be governed by and construed according to the laws of the State of Nevada without reference to conflicts of law rules.  The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Sixth Amendment, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Amendment as of the date first above written.

BORROWERS:

MTR GAMING GROUP, INC.,
a Delaware corporation

By:	/s/ Robert F. Griffin
Name:	Robert F. Griffin
Title:	President & CEO

MOUNTAINEER PARK, INC.,
a West Virginia corporation

By:	/s/ John W. Bittner Jr.
Name:	John W. Bittner Jr.
Title:	Treasurer

PRESQUE ISLE DOWNS, INC.,
a Pennsylvania corporation

By:	/s/ John W. Bittner Jr.
Name:	John W. Bittner Jr.
Title:	Chief Financial Officer

SCIOTO DOWNS, INC.,
an Ohio Corporation

By:	/s/ John W. Bittner Jr.
Name:	John W. Bittner Jr.
Title:	Chief Financial Officer

BANKS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent Bank, Lender, Swingline Lender and L/C Issuer

By:	/s/ James Neil
Name:	James Neil
Title:	Vice President

NATIONAL CITY BANK, successor by merger to NATIONAL CITY BANK OF PENNSYLVANIA, Lender

By:	/s/ Emil Kwaczala
Name:	Emil Kwaczala
Title:	Vice President

CIT LENDING SERVICES CORPORATION, Lender

By:	/s/ Anthony Holland
Name: Anthony Holland
Title: Vice President

PNC BANK, Lender

By:	/s/ Jack Laquatra
Name:	Jack Laquatra
Title:	Vice President

FIFTH THIRD BANK,
Lender

By:	/s/ Neil Corry-Roberts
Name:	Neil Corry-Roberts
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA,
Lender

By:
Name:
Title:

COMMERZBANK AG,
NEW YORK AND GRAND CAYMAN BRANCHES
Lender

By:	/s/ Werner Schmidbaver
Name:	Werner Schmidbaver
Title:	Senior Vice President

By:	/s/ Karla Wirth
Name:	Karla Wirth
Title:	Assistant Vice President

EXHIBIT D

COMPLIANCE CERTIFICATE

(see attached)

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

(see attached)